                                                                    EXHIBIT 99.3

                   OFFER BY ADVANTICA RESTAURANT GROUP, INC.
                                       TO
                                    EXCHANGE

         $204,050,000 PRINCIPAL AMOUNT OF 12 3/4% SENIOR NOTES DUE 2007

                                       OF

                             DENNY'S HOLDINGS, INC.
                                      AND

                        ADVANTICA RESTAURANT GROUP, INC.
                               (THE "NEW NOTES")

                                      FOR



              $265,000,000 OUTSTANDING PRINCIPAL AMOUNT OF 11 1/4%
                            SENIOR NOTES DUE 2008 OF
               ADVANTICA RESTAURANT GROUP, INC. (THE "OLD NOTES")
                            (CUSIP NO. 00758B-AA-7)


      PURSUANT TO THE PROSPECTUS DATED JANUARY 3, 2002, AS FILED WITH THE


                       SECURITIES AND EXCHANGE COMMISSION


To Our Clients:


     Enclosed for your consideration is the Prospectus dated January 3, 2002 as filed with the Securities and Exchange Commission (the "PROSPECTUS") by Advantica Restaurant Group, Inc. ("ADVANTICA") and Denny's Holdings, Inc. ("DENNY'S HOLDINGS") and the letter of transmittal (the "LETTER OF TRANSMITTAL"), relating to the offer of Advantica to exchange (the "EXCHANGE OFFER") the New Notes for its Old Notes. The Exchange Offer is conditioned upon important conditions that are described in the Prospectus under "The Exchange Offer -- Conditions of the Exchange Offer". Capitalized terms used but not defined herein have the meanings assigned to them in the Letter of Transmittal.


     ADVANTICA IS OFFERING THE NEW NOTES PURSUANT TO REGISTRATION IN PENNSYLVANIA AND PURSUANT TO EXEMPTIONS FROM REGISTRATION IN OTHER STATES. IN ORDER TO AVAIL ITSELF OF THESE STATE EXEMPTIONS, ADVANTICA IS MAKING THE EXCHANGE OFFER ONLY TO (1) INSTITUTIONAL INVESTORS AS DESCRIBED IN THE LETTER OF TRANSMITTAL, AND (2) RESIDENTS OF STATES OR OTHER JURISDICTIONS THAT EXEMPT THE OFFER FROM REGISTRATION EVEN IF DIRECTED TO A PERSON OR ENTITY THAT IS NOT AN INSTITUTIONAL INVESTOR. IF YOU DO NOT FALL WITHIN THE DESCRIPTION OF A QUALIFYING INSTITUTIONAL INVESTOR, ADVANTICA MAY STILL BE ABLE TO MAKE AN OFFER TO YOU. ADVANTICA WILL MAKE THAT DETERMINATION AFTER IT RECEIVES THE LETTER OF TRANSMITTAL WHICH WE WILL COMPLETE FOR YOU BASED ON THE INFORMATION YOU PROVIDE TO US IN THE SECTION HEREIN ENTITLED "INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER" (THE "INSTRUCTION FORM").


     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 1, 2002 UNLESS EXTENDED OR EARLIER TERMINATED BY ADVANTICA (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERED NOTES MAY BE WITHDRAWN ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.



     Consummation of the Exchange Offer is subject to, among other things, a minimum tender of $160.0 million in aggregate principal amount of Old Notes and a maximum tender of $265.0 million in aggregate principal amount of Old Notes. In addition, Advantica's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth in the Prospectus. Advantica may waive any condition described therein in its reasonable discretion.

     Holders of Old Notes who validly tender and do not properly withdraw their Old Notes and whose Old Notes are accepted by Advantica will receive $770 principal amount of New Notes per $1,000 principal amount of Old Notes exchanged.



     Additionally, Advantica will pay such holders the accrued and unpaid interest on Old Notes from January 15, 2002 (the last interest payment date for the Old Notes prior to the closing date) up to, but not including, the closing date in cash.


     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.


     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender your Old Notes on your behalf, please so instruct us by completing, executing and returning to us the Instruction Form attached hereto. We must receive your instructions in ample time to permit us to effect a tender of Old Notes on your behalf on or prior to the Expiration Date. We encourage you to read the Prospectus and Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes. YOU MUST ALSO COMPLETE, EXECUTE AND RETURN TO US THE INSTRUCTION FORM.


     THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

     Your attention is directed to the following:

          1. Tenders will not be accepted from, or on behalf of, holders of Old Notes who are not (1) institutional investors as described in the Letter of Transmittal, or (2) residents of states or other jurisdictions that exempt the Exchange Offer from registration even if directed to a person or entity that is not an institutional investor. If you do not fall within the description of a qualifying institutional investor, Advantica may still be able to make an offer to you. Such determination will be made upon receipt of the Letter of Transmittal which we will complete for you based on your Instruction Form.


          2. Consummation of the Exchange Offer is conditioned upon, among other things, at least $160 million in aggregate outstanding principal amount of Old Notes being validly tendered and not properly withdrawn on or prior to the Expiration Date. In addition, Advantica's obligation to accept the Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth in the Prospectus. Advantica may waive any condition described therein in its reasonable discretion.



          3. The Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date in accordance with the procedures set forth in the Prospectus.


          4. Holders who tender Old Notes will not be obligated to pay brokerage commissions or solicitation fees. Any transfer taxes incident to the transfer of Old Notes from the holder to Advantica will be paid by Advantica, except as otherwise provided in the Letter of Transmittal.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT PURSUANT TO THE EXCHANGE OFFER, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM. WE WILL PREPARE AND SUBMIT YOUR LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT BASED UPON THE INFORMATION PROVIDED IN YOUR INSTRUCTION FORM.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Advantica with respect to the Old Notes.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by Advantica for exchange, Advantica will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

     By completing, executing and delivering this Instruction Form, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, and execute and deliver any additional documents deemed to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

     PART I of this letter will instruct you to tender the principal amount at maturity of Old Notes indicated below by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal with respect to the Old Notes tendered.

     PART II of this letter will inform you whether the Beneficial Owner is (1) an institutional investor or (2) a resident of a state or other jurisdiction that exempts the offer from registration even if the undersigned is not an institutional investor.

                                     PART I

                                   OLD NOTES
              WHICH ARE TO BE TENDERED UNLESS OTHERWISE INDICATED:


   CERTIFICATE NUMBER(S)                                                    PRINCIPAL AMOUNT
             OR                          PRINCIPAL AMOUNT                     OF OLD NOTES
     ACCOUNT NUMBER(S)                     OF OLD NOTES                     TO BE TENDERED*



     * Unless otherwise indicated, you will be deemed to have tendered all of the Old Notes represented by the Old Notes indicated in the previous column. Old Notes tendered hereby must be in denominations of $1,000 principal amount and any integral multiple thereof.

                                    PART II

                      INFORMATION TO DETERMINE ELIGIBILITY
                      TO PARTICIPATE IN THE EXCHANGE OFFER

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

     Please complete the items requested so that Advantica may determine whether the undersigned, or the Beneficial Owner (as defined below) on behalf of which the undersigned is acting, is eligible to participate in the Exchange Offer:

1.   Address of the residence (if an individual)  -------------------------------------------
     or principal place of business (if a         -------------------------------------------
     corporation, partnership or other form of    -------------------------------------------
     legal entity) of the Beneficial Owner:

     Entities should complete items 2 and 3 below. Individuals should complete item 4. In addition, if the address above is in any of the states noted below, please complete the other items indicated:


                                                               OTHER ITEM
STATE                                                          TO COMPLETE
-----                                                          -----------
California..................................................        5
Washington..................................................        6
Colorado....................................................        7
Indiana.....................................................        7
Kentucky....................................................        7
Ohio........................................................        7
Tennessee...................................................        7
Utah........................................................        7
Florida.....................................................        8
Illinois....................................................        9


NOTE: A BENEFICIAL OWNER MAY NOT BE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER DEPENDING UPON THE JURISDICTION OF THE BENEFICIAL OWNER'S RESIDENCE OR PRINCIPAL PLACE OF BUSINESS AND THE INFORMATION TO BE PROVIDED BELOW. THIS INSTRUCTION FORM SHOULD BE SIGNED AND DELIVERED AS SOON AS POSSIBLE SO THAT WE MAY COMPLETE AND SUBMIT A LETTER OF TRANSMITTAL FOR THE BENEFICIAL OWNER AND ADVANTICA WILL HAVE SUFFICIENT TIME TO DETERMINE THE ELIGIBILITY OF THE BENEFICIAL OWNER TO PARTICIPATE IN THE EXCHANGE OFFER. FOR PURPOSES OF THIS INSTRUCTION FORM, THE "BENEFICIAL OWNER" OF ANY OLD NOTES SHALL MEAN ANY HOLDER THAT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO SUCH OLD NOTES.

2.   THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS THAT
     ARE LEGAL ENTITIES.
     Is the Beneficial Owner an entity formed for the purpose of acquiring the securities offered?
     [ ]     Yes
     [ ]     No
     The Beneficial Owner has total assets (as determined by
     GAAP) in excess of:
     [ ]     $1.0 million
     [ ]     $5.0 million
     [ ]     $10.0 million
     [ ]     $100.0 million

           The Beneficial Owner has a net worth (as determined by GAAP) in excess of:
           [ ]     $1.0 million
           [ ]     $5.0 million
           [ ]     $10.0 million
           [ ]     $14.0 million
           The above assessments of total assets and net worth are as of (check ALL that apply):
           [ ]     latest fiscal year
           [ ]     date of this Letter
           Does a substantial part of the Beneficial Owner's business activities consist of investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue?
           [ ]     Yes
           [ ]     No
           Beneficial Owners with a principal place of business in New Mexico should indicate whether the percentage of the Beneficial Owner's annual gross income from investing, purchasing, selling or trading of more than one issuer in securities is in excess of 80% for the latest fiscal year:
           [ ]     Yes
           [ ]     No
3.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS THAT ARE LEGAL ENTITIES.
           Please check ALL of the boxes that describe the Beneficial Owner.
           [ ]     Broker/dealer
           [ ] Registered under Section 15 of Securities Exchange Act of 1934
           [ ] Registered with the jurisdiction of the principal place of business of Beneficial Owner
           [ ]     Bank
           [ ]     Savings institution
           [ ]     Credit Union
           [ ]     Trust company
           [ ]     Insurance company
           [ ]     Investment company as defined in the Investment Company Act of 1940
           [ ]     Trust
           Please check if the following applies:
           [ ] A bank serving as trustee
           [ ]Investment decision is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act of 1933
           [ ]     Estate
           [ ]     Investment adviser
           [ ] Registered under the Investment Advisers Act of 1940
           [ ] Exempt from registration under the Investment Advisers Act of 1940
           [ ]     A corporation or any wholly owned subsidiary thereof with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934
           [ ]     Organization described in Section 501(c)(3) of the Internal Revenue Code
           [ ]     Corporation
           [ ]     Massachusetts or similar business trust
           [ ]     Partnership
           [ ]     Limited liability company
           [ ]     Qualified Institutional Buyer as defined in Rule 144A of the Securities Act of 1933

           [ ]     "Accredited investor" as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933
           [ ]     Entity in which all of the equity owners are "accredited investors" as defined by Rule 501(a) of
                   Regulation D promulgated under the Securities Act of 1933
           [ ]    Manager of investment accounts on behalf of other than natural persons, who, with affiliates, exercises sole investment discretion with respect to such accounts, and such accounts exceed 10 in number and have a fair market value of not less than $10.0 million at the end of the preceding calendar month
           [ ]    Investment company, university, or other organization whose primary purpose is to invest its own assets or those held in trust by it for others
           [ ]    Trust account or individual or group retirement account in which a bank, trust company, insurance company or savings and loan institution acts in a fiduciary capacity
           [ ]    Foundation or endowment fund exempt from taxation under the Internal Revenue Code, a principal business function of which is to invest funds to produce income in order to carry out the purpose of the foundation or fund
           [ ]     Plan established and maintained by a state, its political subdivision, or any instrumentality of a state or its political subdivisions, for the benefit of its employees
           [ ]     Employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
                   1974
           [ ] Please check if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such
               Act, which is either a bank, savings and loan association, insurance company, registered broker-dealer or registered investment adviser.
           [ ]     Business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940
           [ ]     Private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940
           [ ]     Small Business Investment Company licensed by the U.S. Small Business Administration under 301(c) or
                   (d) of the Small Business Investment Act of 1958
4.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS WHO ARE INDIVIDUALS.
           Please check ALL of the boxes that describe the Beneficial Owner:
           [ ]     A director or executive officer of Advantica or Denny's Holdings
           [ ]     A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1.0 million
           [ ]     A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year
5.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS WITH A RESIDENCE (IF AN INDIVIDUAL) OR A PRINCIPAL PLACE
           OF BUSINESS (IF A LEGAL ENTITY) IN CALIFORNIA:
           Is the Beneficial Owner purchasing for its own account (or a trust account if the Beneficial Owner is a trustee) for investment and not with a view to or for sale in connection with any distribution of the security?
           [ ]     Yes
           [ ]     No
           Are assessments of total assets and net worth in item 2 above based on most recent audited financial statements?
           [ ]     Yes
           [ ]     No

6.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS WITH A PRINCIPAL PLACE OF BUSINESS IN THE STATE OF
           WASHINGTON:
           Is the Beneficial Owner a corporation, business trust or partnership or wholly owned subsidiary of such entity, which has been operating at least 12 months and which has a net worth on a consolidated basis of at least $10.0 million as determined by the Beneficial Owner's most recent audited financial statements, which statements are dated within the last 16 months?
           [ ]     Yes
           [ ]     No
7.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS WITH A RESIDENCE (IF AN INDIVIDUAL) OR A PRINCIPAL PLACE
           OF BUSINESS (IF A LEGAL ENTITY) IN COLORADO, INDIANA, KENTUCKY, OHIO, TENNESSEE OR UTAH:
           Is the Beneficial Owner purchasing for its own account (or a trust account if the Beneficial Owner is a trustee) for investment and not with a view to or for sale in connection with any distribution of the security?
           [ ]     Yes
           [ ]     No
8.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS WITH A RESIDENCE (IF AN INDIVIDUAL) OR A PRINCIPAL PLACE
           OF BUSINESS (IF A LEGAL ENTITY) IN FLORIDA:
           The undersigned certifies that the Beneficial Owner is aware that any sale in the state of Florida made pursuant to Fla. Stat. Ann. sec. 517.061(11) is voidable by the purchaser in such sale within three days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer, or an escrow agent.
           [ ]     Yes
           [ ]     No
9.         THIS ITEM NEED ONLY BE COMPLETED BY BENEFICIAL OWNERS WHO ARE NATURAL PERSONS WHOSE RESIDENCE IS IN ILLINOIS:
           [ ]     I certify that I have an individual net worth or joint net worth with my spouse in excess of $1.0 million excluding the value of a principal residence.
           [ ]     I certify that I have had an individual income or joint income with my spouse in excess of $200,000 in each of the two most recent years and reasonably expect to have an income in excess of $200,000 in the current year.
NOTE:  IF THERE ARE MULTIPLE BENEFICIAL OWNERS OF AN OLD NOTE, THIS TABLE MUST BE COMPLETED BY OR ON BEHALF OF EACH
BENEFICIAL OWNER.

                                PLEASE SIGN HERE

Signature(s) -------------------------------------------------------------------

--------------------------------------------------------------------------------

Name(s) ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address(es) --------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (INCLUDING ZIP CODE(S))

Area Code(s) and Telephone
Number(s) ----------------------------------------------------------------------

Tax Identification or Social Security
Number(s) ----------------------------------------------------------------------

Date ---------------------------------------------------------------------------